Exhibit 23.2

VICTOR MOKUOLU, CPA PLLC Accounting | Advisory | Assurance & Audit | Tax

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, Amendment No. 7 of Cannabis Bioscience International Holdings, Inc. (formerly; China Infrastructure Construction Corp) of our report dated September 18, 2023 relating to the consolidated financial statements for the year ended May 31, 2023 listed in the accompanying index.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Houston, Texas
November 30, 2023